                                  SCHEDULE 14A

                                 (RULE 14a-101)
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  CORNERSTONE PROPERTIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          CORNERSTONE PROPERTIES INC.
                              126 EAST 56TH STREET
                            NEW YORK, NEW YORK 10022

                                                                  April 26, 1999

Dear Stockholder:

    The Annual Meeting of Stockholders of Cornerstone Properties Inc., a Nevada corporation (the "Company"), will be held on Tuesday, May 25, 1999, at 10:00 a.m. (local time) at the Four Seasons Hotel New York, 57 East 57th Street, New York, NY 10022, for the purposes identified below. Your Board of Directors urges you to please complete, date and sign your voting instructions and proxy and return them in the enclosed envelope no later than May 20, 1999.

    At the Annual Meeting, stockholders will vote upon the following proposals:

        1. Election of fourteen directors by the holders of the Common Stock for the ensuing year.

        2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year 1999.

        3. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

 YOUR BOARD STRONGLY URGES YOU TO VOTE IN FAVOR OF ALL OF THE PROPOSALS ON YOUR
                                  PROXY CARD.

Sincerely,


           [LOGO]                              [LOGO]
William Wilson III                             John S. Moody
CHAIRMAN OF THE BOARD                          CHIEF EXECUTIVE OFFICER AND PRESIDENT

    THE COMPANY IS SUBJECT TO UNITED STATES SECURITIES LAWS RELATING TO THE
             SOLICITATION OF PROXIES FROM ITS COMMON STOCKHOLDERS.

                               TABLE OF CONTENTS

PROXY STATEMENT.....................................................................          1

ELECTION OF DIRECTORS...............................................................          2
  (Item 1 on Proxy Card)............................................................          2
  Information Concerning Nominees...................................................          2
  Board of Directors Committees, Meetings and Remuneration..........................          4

EXECUTIVE OFFICERS..................................................................          5

EXECUTIVE COMPENSATION..............................................................          7
  Summary Compensation Table........................................................          7
  Option Grants in Last Fiscal Year.................................................          8
  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
    Values..........................................................................          8
  Retention Agreements..............................................................          9
  Supplemental Pension Benefit......................................................         10
  Report of the Compensation Committee..............................................         10
  Stockholder Return Graph..........................................................         12
  Compensation Committee Interlocks and Insider Participation.......................         12

CERTAIN TRANSACTIONS................................................................         13
  Wilson Acquisition................................................................         13
  PGGM and DIHC.....................................................................         13
  Hines Interests Limited Partnership...............................................         14
  Deutsche Bank AG..................................................................         14

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
  AND MANAGEMENT....................................................................         15

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE
  ACT OF 1934.......................................................................         16

SELECTION OF AUDITORS
  (Item 2 on Proxy Card)............................................................         17

OTHER MATTERS
  (Item 3 on Proxy Card)............................................................         17

                          CORNERSTONE PROPERTIES INC.
                              126 EAST 56TH STREET
                            NEW YORK, NEW YORK 10022
                                PROXY STATEMENT
                          ANNUAL MEETING--MAY 25, 1999

    INTRODUCTION. The Board of Directors of the Company is soliciting proxies from the holders of the Company's outstanding shares of Common Stock, without par value, for voting at its Annual Meeting of Stockholders (the "Annual Meeting"), which is to be held on Tuesday, May 25, 1999, at 10:00 a.m. (local time) at the Four Seasons Hotel New York, 57 East 57th Street, New York, NY 10022. The date of this Proxy Statement is April 23, 1999. This Proxy Statement and related form of proxy are first being mailed to the stockholders on or about April 26, 1999.

    THE BOARD OF DIRECTORS URGES YOU TO PLEASE COMPLETE, DATE AND SIGN YOUR VOTING INSTRUCTIONS AND PROXY AND RETURN THEM IN THE ENCLOSED ENVELOPE NO LATER THAN MAY 20, 1999. For holders of Common Stock in Germany: in the event the bank holding your Common Stock has not provided you with a return envelope, please return your proxy directly to your depository bank.

    SOLICITATION OF PROXIES. Solicitation will be by mail, which may be supplemented by telephone or other personal contact, to be made without special compensation by regular officers or other representatives of the Company or Boston EquiServe, the Company's transfer agent. The Company will reimburse banks and other custodians, nominees and agents of the stockholders for the costs incurred in obtaining from their principals authorization to execute a Proxy Card. The entire cost of solicitation will be borne by the Company. If a stockholder has not received a copy of the Proxy Statement, the Company, upon request, will furnish such stockholder a copy free of charge, as soon as practicable.

    REVOCABILITY OF PROXIES. You may revoke your proxy at any time prior to the vote at the Annual Meeting by (a) notifying the Secretary of the Company in writing prior to the start of the Annual Meeting, (b) signing and dating a later proxy and returning the new proxy in time to be counted for the Annual Meeting or (c) by attending the Annual Meeting and voting contrary to the submitted proxy at the time the votes are requested. Any written notice revoking a proxy should be sent to Cornerstone Properties Inc., 126 East 56th Street, New York, New York 10022, Attention: Thomas P. Loftus, Secretary.

    VOTING SECURITIES. Only stockholders of record at the close of business on April 9, 1999 will be entitled to notice of and to vote at the meeting. On the record date set forth above, 128,210,784 shares of Common Stock of the Company were issued and outstanding, entitled to one vote per share on matters submitted to the stockholders at the meeting.

    QUORUM. Under the Bylaws of the Company, 20 percent of the outstanding shares of Common Stock entitled to vote, whether represented in person or in proxy, shall constitute a quorum at the Annual Meeting. Proxies marked "abstain" and broker non-votes will be considered present at the meeting for quorum purposes, but will not be counted for the purpose of determining the number of votes cast with respect to any matter. However, abstentions and broker non-votes will have the effect of a "no" vote if the vote required to approve a particular proposal is a majority of the shares outstanding and entitled to be voted.

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

    At the Annual Meeting of Stockholders, a board of fourteen directors will be elected, each to hold office from the date of election until the next Annual Meeting of Stockholders and until his successor shall have been elected and qualified. Each current director of the Company is nominated for election. All of the nominees, except Messrs. Wilson, Fisher, and Hack, were elected by the stockholders at the 1998 Annual Meeting. The fourteen persons listed in the table below have been nominated by the Board of Directors for election by stockholders. UNLESS INSTRUCTED OTHERWISE, THE ENCLOSED PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF ALL OF SUCH NOMINEES.

    The Board of Directors has no reason to believe that any of these nominees will not be available, but in the event that a vacancy among the original nominees occurs prior to the meeting or any of the nominees named should for any reason be unable to serve, the proxy will be voted for a substitute nominee or nominees designated by the Board of Directors and for the remaining nominees named below.

    The table below sets forth the names, principal occupations during the last five years, positions, if any, held at the Company, and ages and length of continuous service as a director, of the nominees for election.

                        INFORMATION CONCERNING NOMINEES

                                                   PRINCIPAL OCCUPATIONS DURING
DIRECTORS/NOMINEES(1)                                 THE LAST FIVE YEARS(2)                      AGE      DIRECTOR SINCE
------------------------------------  ------------------------------------------------------      ---      ---------------
Cecil D. Conlee.....................  Chairman of CGR Advisors, Atlanta, Georgia.                     62           1996

Rodney C. Dimock....................  Executive Vice President of the Company since April             52           1998
                                      1999; Co-Chief Operating Officer of the Company from
                                      December 1998 to March 1999; President and Chief
                                      Operating Officer of the Company from February 1998 to
                                      December 1998; Executive Vice President and Chief
                                      Operating Officer of the Company from October 1995 to
                                      February 1998. President of Aetna Realty Investors
                                      from April 1991 to September 1995.

Blake Eagle.........................  Chairman, since January 1994, of the MIT Center for             65           1995
                                      Real Estate, Cambridge, Massachusetts.

Donald G. Fisher(3).................  Founder and Chairman of The Gap, Inc; Chief Executive           70           1998
                                      Officer of The Gap, Inc. from 1969 to 1995.

Randall A. Hack(3)..................  Senior Managing Director and Member of Nassau Capital           51           1998
                                      L.L.C. (investment management); President and Chief
                                      Executive Officer of Princeton University Investment
                                      Company, from 1990 to January 1995.

Dr. Karl-Ludwig Hermann.............  Independent financial consultant, Greenwich,                    64           1981
                                      Connecticut.

                                                   PRINCIPAL OCCUPATIONS DURING
DIRECTORS/NOMINEES(1)                                 THE LAST FIVE YEARS(2)                      AGE      DIRECTOR SINCE
------------------------------------  ------------------------------------------------------      ---      ---------------
Hans C. Mautner.....................  Vice Chairman of Simon Property Group since September           61           1992
                                      1998; Chairman and Chief Executive Officer of
                                      Corporate Property Investors (real estate
                                      investments), New York City from March 1994 to
                                      September 1998.

Dr. Lutz Mellinger..................  Member of the Divisional Board Corporate and Real               57           1997
                                      Estate, Deutsche Bank AG.

John S. Moody.......................  President and Chief Executive Officer of the Company            50           1991
                                      since December 1998; Chairman, Chief Executive Officer
                                      and President of the Company from November 1997 to
                                      February 1998; Chairman and Chief Executive Officer of
                                      the Company from February 1998 to December 1998;
                                      President and Chief Executive Officer of the Company
                                      from June 1991 to February 1998; President and Chief
                                      Executive Officer from April 1991 to July 1995 of
                                      Deutsche Bank Realty Advisors, Inc., New York City.

Craig R. Stapleton..................  President of Marsh & McLennan Real Estate Advisors,             53           1998
                                      Inc., New York, New York.

Michael J.G. Topham.................  Executive Vice President and Managing Director of               51           1995
                                      Hines Interests Limited Partnership (real estate
                                      investment and management), Houston, Texas.

Dick van den Bos....................  Consultant to Stichting Pensioenfonds voor de                   58           1997
                                      Gezondheid, Geestelijke en Maatschappelijke Belangen
                                      ("PGGM").

Jan van der Vlist...................  Director of Real Estate Investments for PGGM.                   44           1997

William Wilson III(3)...............  Chairman of the Company since December 1998; President          62           1998
                                      and Chairman of William Wilson & Associates from its
                                      founding in 1978 to December 1998.

------------------------

(1) Information not of record with the Company is based upon the information furnished to the Company by said persons.

(2) Except as otherwise indicated, each of the individuals listed has been engaged in the principal occupation set forth opposite his name or has held a similar position with the same company for more than the last five years.

(3) Appointed by the Board of Directors at its meeting held on December 10, 1998, as a nominee of William Wilson III pursuant to Contribution Agreement and Agreement and Plan of Merger dated as of June 22, 1998, as amended (the "Merger Agreement"), in connection with the Wilson Acquisition, to fill one of the three vacancies created from the expansion of the Board to a total of fourteen directors on December 16, 1998. See "Certain Transactions--Wilson Acquisition."

    Mr. Conlee is also a director of Oxford Industries, Inc. and Central Parking Corporation. Mr. Eagle is also a director of Storage Trust Realty. Mr. Mautner is also a director of each of Simon Property Group, Julius Baer Investment Management and eight funds managed by Dreyfus Service Corporation. Mr. Moody is also a director of Meridian Industrial Trust. Mr. Stapleton is also a director of each of Allegheny Properties, Inc., Cendant Corp., Vacu Dry, Inc. and T.B. Woods. Mr. Fisher is also a director each of The Gap, Inc., the Charles Schwab Corporation and AirTouch Communications. Mr. Hack is also a director of each of Crown Castle International Corp., KMC Telecom, Inc., SWWT Inc., OmniCell Technologies, Inc. and Acacia Capital Corp.

    See "Certain Transactions" below for information regarding transactions between the Company and entities associated with certain directors and nominees.

BOARD OF DIRECTORS, COMMITTEES, MEETINGS AND REMUNERATION

    The Board of Directors met 12 times during 1998. Except for Dr. Mellinger, all of the directors attended at least 75% of the meetings of the Board and its committees. In 1998, each director of the Company, other than Messrs. Moody and Dimock received an annual retainer fee of $20,000, paid in cash, and a cash fee of $1,000 per meeting attended. Messrs. Fisher, Hack, and Wilson joined the Board on December 16, 1998 and received no compensation for 1998. The Company either reimburses each director for his expenses incurred in attending any meeting of the Board or a committee thereof or pays such expenses directly. If a member of the Board of Directors travels to inspect a property proposed to be acquired by the Company, such director is reimbursed for his travel expenses.

    The Board of Directors has a standing Administrative Committee, chaired by Mr. Moody with Messrs. Wilson, van den Bos and Mautner as its other members. The Committee met one time in 1998. To the extent permitted by law, the Administrative Committee may take action with the same force and effect as if the entire Board of Directors had acted in such situation where time is of the essence and it would be impractical and not in the best interests of the Company to convene a meeting of the entire Board of Directors.

    The Board of Directors has a standing Audit Committee, chaired by Mr. Eagle with Messrs. Fisher, Hermann and Mellinger as its other members. The Committee met one time in 1998. The Audit Committee recommends an independent auditor for the Company, meets with the independent auditor to review the annual statements and accounts and the scope of the audit of the Company and reviews the internal controls and financial structure of the Company.

    The Board of Directors has a standing Compensation Committee, chaired by Mr. Mautner with Messrs. Fisher, Hack, Stapleton and Topham as its other members. Dr. Hermann was a member of the Committee during 1998. The Committee met four times in 1998. Its primary function is to review and make recommendations to the Board of Directors with respect to the compensation of each of the principal corporate officers.

    The Board of Directors has a standing Board Affairs Committee, chaired by Mr. Mautner with Messrs. Wilson, Moody, Eagle and van den Bos as its other members. The Committee met two times in 1998. Its primary function is to review all persons recommended to serve on the Board of Directors and to make recommendations to the Board regarding those persons and to review and make other recommendations to the Board as to the composition, organization, work, compensation and affairs of the Board and its committees. The Committee will consider persons recommended for membership on the Board when suggested in good faith by a stockholder (with the consent of the nominee).

    The Board of Directors has a standing Investment Committee, chaired by Mr. Conlee, with Messrs. Dimock, Moody, van der Vlist, van den Bos and Wilson as its other members. The Committee three times in 1998. The Committee reviews potential investments for the Company.

                               EXECUTIVE OFFICERS

    The executive officers of the Company are elected by the Board of Directors to serve at the pleasure of the Board or until their successors are elected and qualified. The table below sets forth for each executive officer of the Company the name, principal occupations during the last five years, age and length of continuous service as an executive officer of the Company.

OFFICERS                                        PRINCIPAL OCCUPATIONS DURING THE LAST FIVE YEARS                 AGE
-----------------------------------  ----------------------------------------------------------------------      ---
William Wilson III.................  Chairman of the Company since December 1998. President and Chairman of          62
                                     William Wilson & Associates from its founding in 1978 to December
                                     1998.

John S. Moody......................  President and Chief Executive Officer of the Company since December             50
                                     1998. Chairman, Chief Executive Officer, and President of the Company
                                     from November 1997 to February 1998. Chairman and Chief Executive
                                     Officer of the Company from February 1998 to December 1998. President and Chief Executive Officer of the Company from June 1991 to February
                                     1998. President and Chief Executive Officer of Deutsche Bank Realty
                                     Advisors, Inc. from April 1991 to July 1995.

Rodney C. Dimock...................  Executive Vice President of the Company since April 1999. Co-Chief              52
                                     Operating Officer of the Company from December 1998 to March 1999.
                                     President and Chief Operating Officer from February 1998 to December
                                     1998. Executive Vice President and Chief Operating Officer of the
                                     Company from October 1995 to February 1998. President of Aetna Realty
                                     Investors from April 1991 to September 1995.

H. Lee Van Boven...................  Chief Operating Officer and General Counsel of the Company since April          60
                                     1999. General Counsel and Co-Chief Operating Officer from December
                                     1998 to March 1999. Chief Operating Officer of William Wilson &
                                     Associates from February 1997 to December 1998. General Counsel and
                                     Executive Vice President of William Wilson & Associates from September
                                     1996 to December 1998. Prior to September 1996, partner with the law firm of Farella Braun & Martel LLP, San Francisco, California.

Kevin P. Mahoney...................  Senior Vice President and Chief Financial Officer of the Company since          38
                                     December 1998. Chief Financial Officer of the Company since February
                                     1998. Vice President and Treasurer of the Company from September 1992 to February 1998. Vice President from December 1993 to July 1995 and
                                     Assistant Vice President from July 1991 to December 1993 of Deutsche
                                     Bank Realty Advisors, Inc.

R. Matthew Moran...................  Chief Investment Officer of the Company since December 1998. Vice               36
                                     President of William Wilson & Associates from February 1993 to
                                     December 1998.

OFFICERS                                        PRINCIPAL OCCUPATIONS DURING THE LAST FIVE YEARS                 AGE
-----------------------------------  ----------------------------------------------------------------------      ---
John J. Hamilton III...............  Chief Development Officer of the Company since December 1998.                   42
                                     Executive Vice President of William Wilson & Associates from March
                                     1993 to December 1998.

Thomas P. Loftus...................  Secretary of the Company since June 1993 and Chief Administrative               40
                                     Officer of the Company since February 1998. Vice President and
                                     Controller of the Company from June 1992 to December 1998.
                                     Director--Fund Administration from December 1993 to July 1995, Vice
                                     President--Fund Administration from June 1992 to December 1993, and
                                     Vice President--Controller from April 1991 to June 1992 of Deutsche
                                     Bank Realty Advisors, Inc.

Stephen J. Pilch...................  Senior Vice President of the Company since December 1998. Senior Vice           37
                                     President--Investment Management of William Wilson & Associates from
                                     March 1998 to December 1998. Vice President--Investment Management of
                                     William Wilson & Associates from May 1997 to March 1998. Managing
                                     Director of Aetna Life Insurance Company from August 1993 to May 1997.

James W. Arce......................  Senior Vice President of the Company since December 1998. Senior Vice           45
                                     President--Asset Management of William Wilson & Associates from August
                                     1995 to December 1998. Vice President--Asset Management of William
                                     Wilson & Associates from September 1994 to August 1995.

A. Robert Paratte..................  Senior Vice President of the Company since December 1998. Senior Vice           32
                                     President of William Wilson & Associates from December 1997 to
                                     December 1998. Vice President of William Wilson & Associates from
                                     November 1994 to December 1997. Prior to joining William Wilson &
                                     Associates, Vice President of Wells Fargo Bank.

Scott M. Dalrymple.................  Senior Vice President of the Company since February 1999. Vice                  40
                                     President of the Company from July 1991 to January 1999. Assistant
                                     Vice President from July 1991 to December 1993 of Deutsche Bank Realty
                                     Advisors, Inc.

Thomas A. Nye......................  Vice President of the Company since July 1995 and Treasurer of the              34
                                     Company since April 1999. Vice President from December 1993 to July
                                     1995 and Assistant Vice President from July 1991 to December 1993 of
                                     Deutsche Bank Realty Advisors, Inc.

                             EXECUTIVE COMPENSATION

    The following table sets forth information concerning the compensation of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company at the end of 1998 (the "Named Officers") for the past three years.

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM AWARDS
                                                                                    -----------------------------------------
                                                        ANNUAL COMPENSATION         RESTRICTED  SECURITIES
                                                 ---------------------------------    STOCK     UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                        YEAR       SALARY     BONUS(1)   AWARDS(2)   OPTIONS(#)   COMPENSATION(3)
-----------------------------------------------  ---------  ----------  ----------  ----------  -----------  ----------------

John S. Moody..................................       1998  $  350,000  $  790,000          --     750,000      $   24,642
  President and Chief                                 1997     350,000     350,000  $  579,000     325,000          24,935
  Executive Officer                                   1996     350,000     300,000          --          --          24,659

Rodney C. Dimock...............................       1998  $  275,000  $  545,000          --     400,000      $   24,520
  Executive Vice President                            1997     275,000     225,000     247,000     160,000          24,720
                                                      1996     275,000     200,000          --          --          21,525

Kevin P. Mahoney...............................       1998  $  225,000  $  380,000          --     305,000      $   11,269
  Senior Vice President and Chief Financial           1997     110,000     115,000     167,000      78,000          11,355
  Officer                                             1996      95,000     100,000          --          --          11,251

Thomas A. Nye..................................       1998  $  133,000  $  190,000          --      95,000      $    9,816
  Vice President and Treasurer                        1997     110,000      75,000     167,000      78,000           9,898
                                                      1996      95,000      45,000          --          --           9,835

Scott M. Dalrymple.............................       1998  $  140,000  $  155,000          --     115,000      $   12,476
  Senior Vice President                               1997     110,000      90,000     167,000      78,000          12,592
                                                      1996      95,000      75,000          --          --          12,447

------------------------

(1) Bonus includes 1998 Bonus and 1998 Merger Bonus in connection with the Merger Agreement with William Wilson & Associates entered into in June 1998.

(2) Dollar value calculated by multiplying the closing market price on the New York Stock Exchange with respect to years 1998 and 1997 and on the Frankfurt Stock Exchange with respect to year 1996 on the date of grant by the number of shares awarded. The aggregate number of restricted shares held and their value as of December 31, 1998 were as follows: Mr. Moody--93,000 shares/$1,395,000; Mr. Dimock--57,000 shares/$855,000; Mr. Mahoney--24,000 shares/$360,000; Mr. Nye--24,000 shares/$360,000; and Mr. Dalrymple--24,000 shares/$360,000. The 1997 awards fully vest with respect to 13.333% on June 30, 1998, 1999, 2000, and 2001, and with respect to 46.668% on June 30,
    2002. Regular dividends are paid on restricted stock.

(3) "All Other Compensation" includes Company contributions of $4,000 for each of the Named Officers to the Company's 401(k) Retirement Plan and contributions to the Company's Profit Sharing Plan on behalf of the named individuals in the following amounts for 1998: Mr. Moody--$16,000; Mr. Dimock--$16,000; Mr. Mahoney--$6,012; Mr. Nye--$4,707; and Mr.
    Dalrymple--$7,077. It also includes premiums paid by the Company for life insurance for the benefit of the named individuals in the following amounts:
    Mr. Moody--$4,642; Mr. Dimock--$4,520; Mr. Mahoney--$1,257; Mr. Nye--
    $1,109; and Mr. Dalrymple--$1,399.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS                              POTENTIAL REALIZABLE
                                 -------------------------------------------               VALUE AT ASSUMED ANNUAL
                                    NUMBER        % OF TOTAL                                 RATES OF STOCK PRICE
                                 OF SECURITIES      OPTIONS                                APPRECIATION FOR OPTION
                                  UNDERLYING      GRANTED TO     EXERCISE OR                       TERM(1)
                                    OPTIONS        EMPLOYEES     BASE PRICE   EXPIRATION   ------------------------
NAME                             GRANTED(#)(2)  IN FISCAL YEAR     ($/SH)        DATE        5%($)        10%($)
-------------------------------  -------------  ---------------  -----------  -----------  ----------  ------------

John S. Moody..................      150,000             3.8%     $   18.25     02/04/08    1,736,850     4,387,200
                                     600,000            15.5          17.25     12/16/08    7,547,400    18,148,800

Rodney C. Dimock...............      100,000             2.6          18.25     02/04/08    1,157,900     2,924,800
                                     300,000             7.8          17.25     12/16/08    3,773,700     9,074,400

Kevin P. Mahoney...............       75,000             1.9          18.25     02/04/08      868,425     2,193,600
                                     230,000             6.0          17.25     12/16/08    2,893,170     6,957,040

Thomas A. Nye..................       45,000             1.2          18.25     02/04/08      521,055     1,316,160
                                      50,000             1.3          17.25     12/16/08      628,950     1,512,400

Scott M. Dalrymple.............       45,000             1.2          18.25     02/04/08      521,055     1,316,160
                                      70,000             1.8          17.25     12/16/08      880,530     2,117,360

------------------------

(1) Such values are calculated based on the requirements promulgated by the Securities and Exchange Commission and are not intended to forecast future stock appreciation of the Common Stock. There can be no assurance that such values will be achieved.

(2) Such options vest in increments of 33 1/3% on each of the first three anniversaries of the date of grant.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                      NUMBER OF SECURITIES    VALUE OF UNEXERCISED IN-THE-
                                                                     UNDERLYING UNEXERCISED      MONEY OPTIONS AT FY-END
                               SHARES ACQUIRED          VALUE         OPTIONS AT FY-END (#)              ($)(1)
NAME                          ON EXERCISES (#)      REALIZED ($)     EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
---------------------------  -------------------  -----------------  -----------------------  -----------------------------
John S. Moody..............              --                  --            408,333/966,666        $   519,375/$243,749
Rodney C. Dimock...........              --                  --            192,833/506,667            306,713/120,000
Kevin P. Mahoney...........              --                  --            101,000/357,000            128,625/58,500
Thomas A. Nye..............              --                  --            101,000/147,000            128,625/58,500
Scott M. Dalrymple.........              --                  --            101,000/167,000            128,625/58,500

------------------------

(1) Market value of stock on the New York Stock Exchange at December 31, 1998 less the option exercise price.

EMPLOYMENT AGREEMENTS

    Messrs. Wilson and Moody have employment agreements with the Company. The employment agreements were executed in connection with the Wilson Acquisition. Mr. Moody's employment agreement provides for Mr. Moody to serve as Chief Executive Officer and President of the Company for a three-year term commencing on December 16, 1998. The agreement provides for an annual salary of $350,000 per year, subject to upward adjustment annually as the Board or the Compensation Committee may determine, and for Mr. Moody's participation in the Company's executive bonus and incentive programs, including stock option and restrictive stock programs, in a manner comparable to other senior executives of the Company as determined by the Compensation Committee.

    Mr. Wilson's employment agreement provides that Mr. Wilson will serve as Chairman of the Board in accordance with the Amended and Restated Bylaws of the Company for a three-year term commencing on

December 16, 1998. The agreement provides for an annual salary of $400,000 per year, subject to upward adjustment annually as the Board or the Compensation Committee may determine, and for Mr. Wilson's participation in the Company's executive bonus and incentive programs, including stock option and restrictive stock programs, in a manner comparable to other senior executives of the Company as determined by the Compensation Committee. Mr. Wilson's employment agreement also obligates Mr. Wilson to comply with the non-competition provisions of the Contribution Agreement pursuant to which the Wilson Acquisition was consummated.

RETENTION AGREEMENTS

    The Company has entered into retention agreements with each of its executive officers, including the Named Officers, to address the terms and conditions of their employment in the event of a change in control. A "change in control" is generally said to occur when: (i) any person becomes the owner of 25% or more of the Company's voting securities; (ii) directors who constitute the Board at the beginning of any two-year period, and any new directors whose election or nomination for election was approved by a vote of at least three-quarters of the directors then in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease to constitute a majority; (iii) a merger, consolidation or reorganization in which the Company's voting securities do not continue to represent at least 50% of the surviving entity; or (iv) a reorganization, liquidation, or sale of all or substantially all of the Company's assets.

    In the event of termination of employment by the Company without cause, or by the employee for good reason, within two years following a change in control, the Company will make a lump sum payment of (i) the pro rata portion of the annual bonus for the year termination occurred, calculated on the basis of the target bonus and on the assumption that all performance goals have been or will be achieved, and (ii) three times annual compensation in the case of Messrs. Moody, Dimock, Wilson and Van Boven and two times annual compensation in the case of all other officers. Annual compensation is generally defined as the higher of (A) the average of the three annual bonuses paid prior to termination,
(B) the average of the three annual bonuses paid prior to the change in control or (C) the target annual bonus for the year during which termination occurs, plus the higher of the salary in effect immediately prior to termination or change in control.

    An officer may be terminated for "cause" if he is convicted of a felony, reveals confidential information about the Company or refuses to substantially perform his duties. An officer can terminate for "good reason" if the Company reduces his salary or benefits, relocates his office more than 25 miles from the present location, detrimentally alters his title or position, fails to get a successor to agree to assume the obligations under the retention agreement or materially breaches any provision of the agreement.

    In addition, the officer and his eligible dependents will continue to be eligible to participate during the benefit continuation period in the medical, dental, health, life and other welfare benefit plans and arrangements applicable to him immediately prior to his/her termination of employment, on the same terms and conditions in effect immediately prior to such termination. As defined in the agreements, "benefit continuation period" means the period beginning on the day of termination and ending on the earlier to occur of (i) the third anniversary of the date of termination in the case of Messrs. Moody, Dimock, Wilson and Van Boven and the second anniversary of the date of termination in the case of all other officers and (ii) the date that the officer is eligible and elects coverage under the plans of a subsequent employer which provide substantially equivalent or greater benefits to the officer and his dependents.

    If the payments to an officer under the retention agreement constitute "parachute payments" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")), and the officer would receive more value after taxes if the payments to be made to the officer were capped at three times the "base amount" less $1.00, then the payments to the officer will be reduced to that amount.

    The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and to agree to perform its obligations under the retention agreements in the same manner and to the same extent that the Company would be required to perform such obligations if no such succession had taken place.

SUPPLEMENTAL PENSION BENEFIT

    The Company has entered into a contract with Mr. Moody whereby amounts are accrued under an unfunded arrangement to pay Mr. Moody a supplemental pension. Under the contract, his supplemental pension account was established with a credit of $250,000 as of July 1, 1995, and the Company is obligated to credit the account in the amount of $60,000 each subsequent July 1 during the continuance of Mr. Moody's employment. The account is also credited with any deemed income, gains or losses which would be attributable to a corresponding investment of an equal cash amount in such investment as the Company, taking into account Mr. Moody's views, shall deem the account to be invested. In general, unless his employment is terminated by the Company for cause (as defined), Mr. Moody will receive in a lump sum the total amount credited to his supplemental pension account when he retires or his employment otherwise ceases. In the event Mr. Moody's employment is terminated by the Company other than for cause, or if he resigns for good reason (as defined), in either case following a change in control (as defined), the Company is obligated to credit his supplemental pension account with an amount equal to $60,000 times the number of years (and fractions) remaining between his age on the date his employment ceases and age 60.

REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee of the Board of Directors of the Company is responsible for administering officers' compensation and makes recommendations to the Board in connection therewith. All the members of the Compensation Committee are independent, nonemployee directors who are not eligible to participate in the programs which the Compensation Committee oversees.

EXECUTIVE COMPENSATION COMPONENTS

    In early 1995, in anticipation of becoming self-administered on July 1, the Company engaged Coopers & Lybrand L.L.P. to make recommendations with respect to compensation. The resulting Coopers & Lybrand L.L.P. study recommended the continuation of a short-term incentive compensation program for officers in the form of cash bonuses and a long-term incentive program in the form of restricted stock and stock option grants. The Compensation Committee agreed with these recommendations and proposed, and the Board of Directors adopted, programs to implement them.

    As to short-term compensation, the Compensation Committee continues to believe that a large part of officers' compensation should consist of annual bonuses based on Company performance relative to predetermined goals and individual performance relative to predetermined objectives. Under the bonus program as adopted, a target bonus pool is established each year. Each officer's share of the pool is fixed based on his level of responsibility, his performance relative to the pre-established objectives and the Chief Executive Officer's evaluation of the officer's performance. As a result of this process, target bonus levels for individuals may range from 30% to 60% of base salary, with the weighted average for all officers being 48%.

    The target pool will be awarded if the Company meets the pre-set goals. For lesser, but still acceptable performance, less than the target will be awarded. For outstanding performance, more than the target will be awarded. As in effect for 1998, the most important factors in evaluating performance are growth in funds from operations per share and the subjective assessment of members of the Committee, each weighted at 34%. The other two factors are the price performance of shares of the Company's Common Stock measured against the NAREIT office building universe and total return as measured against the NACREIF office building universe, both weighted at 16%. The Chief Executive Officer of the Company participates in the bonus program on the same basis as other officers. In awarding bonuses for 1998, the Compensation Committee took into account, among other things, the successful completion of the Wilson

Acquisition, the success of the Company in increasing earnings and funds from operations, and the making of other new investments, all while keeping staff size and overhead at efficient levels.

    As to long-term compensation, the Compensation Committee recommended, and the Board of Directors and stockholders of the Company approved, the Incentive Plan in February 1998. Prior to such time, the Compensation Committee had approved individual grants of options and restricted stock to certain of the Company's officers. The Incentive Plan permits the Compensation Committee to grant a wide array of stock-based awards in order to achieve its objectives of attracting and retaining officers and key employees and of creating stockholder value. Such stock-based awards include, without limitation, nonqualified and incentive stock options, stock appreciation rights, and restricted stock and performance units. Upon completion of the Wilson Acquisition, the Compensation Committee granted nonqualified options for an aggregate of 3,000,000 shares of Common Stock.

    In 1998, the Compensation Committee also recommended, and the Board of Directors also approved, the retention agreements described in this Proxy Statement for the officers joining the Company as a result of the Wilson Acquisition. Such agreements are designed to provide security to the Company's officers in the event of an actual or potential change in control in order to encourage such officers to remain with the Company and to ensure that they will not be distracted from the performance of their duties to the detriment of the Company and its stockholders.

    The Compensation Committee believes that, in general, executive compensation--base salaries plus annual incentive for meeting targets--should be aimed at the 75th percentile of peer companies as provided by professional compensation consultants. Company performance does not affect base salaries appreciably.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Moody's compensation for 1998 consisted of a salary of $350,000, a bonus of $790,000 and option grants. Under the existing executive bonus program, Mr. Moody has the opportunity to earn an annual bonus which is based both on Company and individual performance. Mr. Moody's bonus comes from a target bonus pool in which his share is based on the level of his responsibility and his performance relative to the pre-established objectives and the Committee's evaluation of his performance. In 1998, Mr. Moody earned a bonus payout of $790,000 which included his 1998 Bonus and 1998 Merger Bonus in connection with the Merger Agreement with William Wilson and Associates entered into in June 1998.

    Mr. Moody will continue to participate in the annual bonus plan as to short-term compensation and will also participate in the Incentive Plan approved in February 1998.

COMPLIANCE WITH SECTION 162(M) OF THE CODE

    Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the Chief Executive Officer and the four other most highly compensated executive officers unless certain conditions are satisfied. The Company's Incentive Plan is designed to comply with the requirements of Section 162(m). Accordingly, options, stock appreciation rights and performance awards granted thereunder should generally be fully deductible by the Company. The Company does not presently anticipate that any compensation paid or payable to the Named Officers will exceed the limit on deductible compensation.

                                          Submitted by the Compensation
                                          Committee
                                            of the Board of Directors.
                                          Mr. H.C. Mautner, Chairman
                                          Dr. K.L. Hermann
                                          Mr. Craig R. Stapleton
                                          Mr. M.J.G. Topham

STOCKHOLDER RETURN GRAPH

    The following graph compares the yearly percentage change in the Company's cumulative total stockholder return on its Common Stock (assuming reinvestment of distributions at date of payment into Common Stock of the Company) with the cumulative total return on the published Standard & Poor's 500 Stock Index and the cumulative total return on the published NAREIT All Equity Index over the preceding five-year period. The following graph is presented pursuant to Securities and Exchange Commission rules.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
              AMONG CORNERSTONE PROPERTIES INC., S&P 500 INDEX AND
             THE NAREIT ALL EQUITY INDEX THROUGH DECEMBER 31, 1998

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            CORNERSTONE COMMON STOCK    S&P 500 INDEX   NAREITALL EQUITY INDEX
1993                              100              100                      100
1994                              100              101                      103
1995                              102              139                      119
1996                              111              167                      161
1997                              149              222                      193
1998                              132              285                      160

                                                                                                  AT DECEMBER 31,
                                                                                  ------------------------------------------------
                                                                                    1993        1994         1995         1996
                                                                                  ---------     -----        -----        -----
Cornerstone Common Stock........................................................  $     100         100          102          111
S&P 500 Index...................................................................        100         101          139          167
NAREIT All Equity Index.........................................................        100         103          119          161


                                                                                     1997         1998
                                                                                     -----        -----
Cornerstone Common Stock........................................................         149          132
S&P 500 Index...................................................................         222          285
NAREIT All Equity Index.........................................................         193          160

Assumes $100 invested on December 31, 1993 in Cornerstone Common Stock, S&P 500 Index and NAREIT All Equity Index. Amounts are rounded to the nearest dollar.

------------------------

*   Total return assumes reinvestment of dividends and distributions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1998, Messrs. Mautner, Hermann, Stapleton and Topham served as members of the Compensation Committee. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during 1998 or at any time prior thereto. See "Certain Transactions-- Hines Interest Limited Partnership" and "--Deutsche Bank AG" below.

                              CERTAIN TRANSACTIONS

WILSON ACQUISITION

    On December 16, 1998, the Company completed the acquisition of 69 properties (the "Wilson Properties") and certain development, construction management, property management and leasing, and tenant improvement services businesses from William Wilson & Associates ("WW&A") and related entities (the "Wilson Acquisition"). In connection with the Wilson Acquisition, the Company and Cornerstone Properties Limited Partnership (the "Operating Partnership"), paid an aggregate of approximately $386.6 million in cash and issued an aggregate of 14,884,417 shares of Common Stock and 16,187,724 Units of limited partner interest in the Operating Partnership ("Units") to the former owners of the Wilson Properties and WW&A.

    The following table shows the amounts of cash, shares of Common Stock and Units received in connection with the Wilson Acquisition by persons who, upon completion of the Wilson Acquisition, became executive officers and directors of the Company and members of their respective immediate families.

NAME                                                       CASH         SHARES      UNITS
-----------------------------------------------------  -------------  ----------  ----------
William Wilson III...................................  $  26,881,090   2,493,900   2,200,830
Donald G. Fisher.....................................     11,534,329          --     668,656
H. Lee Van Boven.....................................      1,610,707     163,869     117,438
R. Matthew Moran.....................................      4,016,014      98,333     600,815
John J. Hamilton III.................................      7,328,211     327,738     950,041
Stephen J. Pilch.....................................         67,497      27,135      11,398
James W. Arce........................................        276,795          --      48,138
A. Robert Paratte....................................        419,985      27,135      47,329

    In addition, in connection with the Wilson Acquisition, the Company repaid approximately $1.1 million in indebtedness which Mr. Wilson had guaranteed.

PGGM AND DIHC

    After receiving stockholder approval on December 14, 1998, the Company issued 11,594,203 shares of Common Stock to PGGM at $17.25 per share for an aggregate purchase price of $200,000,000 (the "PGGM Investment"). The proceeds of the PGGM Investment were used to pay a portion of the cash consideration for the Wilson Acquisition. As of April 9, 1999, the shares of Common Stock owned by PGGM constituted approximately 35.7% of the Company's outstanding Common Stock. See "Security Ownership of Certain Beneficial Owners and Management" below.

WCP SERVICES, INC.

    In connection with the Wilson Acquisition, certain third-party services business of WW&A was acquired by WCP Services, Inc., a Delaware corporation ("WCP Services"). The Operating Partnership owns 100% of the nonvoting common stock and 1% of the voting common stock of WCP Services. Mr. Wilson and Mr. Moody each own 49.5% of the voting common stock of WCP Services. To fund the purchase of such shares of voting common stock, the Operating Partnership loaned $178,750 to each of Mr. Wilson and Mr. Moody. The notes accrue interest at a rate equal to 140 basis points plus the one-year London Interbank Offered Rate, which rate is adjusted annually. The notes are due and payable on or before December 16, 2008.

HINES INTERESTS LIMITED PARTNERSHIP

    Through an affiliate, Hines Interests Limited Partnership ("HILP"), of which Mr. Topham is an executive vice president, holds a 49% managing general partnership interest and a 1% limited partnership interest in the limited partnership which owns Norwest Center in Minneapolis, Minnesota. The Company, through a subsidiary, holds a 50% general partnership interest in such limited partnership. HILP has a management agreement with such partnership with an initial term expiring December 31, 2001, pursuant to which HILP was paid approximately $1,042,000 in 1998. It was also paid approximately $1,304,000 by this limited partnership for other services rendered during 1998.

    HILP has a management agreement for One Norwest Center in Denver, Colorado which expires December 31, 2005, pursuant to which HILP was paid a management fee of approximately $617,000 for 1998. HILP was also paid approximately $131,000 by the Company for other services rendered to this property during 1998.

    HILP has a management agreement for 125 Summer Street in Boston with an initial term expiring December 31, 1999, pursuant to which it was paid a management fee of approximately $531,000 in 1998. HILP was also paid approximately $63,000 by the Company for other services rendered to this property during 1998.

    HILP has a management agreement for One Lincoln Centre in Oakbrook Terrace, Illinois, which is cancelable with 30 days' notice, and was paid a management fee of approximately $237,000 in 1998 pursuant to this agreement. HILP was also paid approximately $70,000 by the Company for other services rendered to this property during 1998.

    An affiliate of HILP held an 8.5% interest in the joint venture that owns Two Twenty Two Berkeley in Boston, Massachusetts. HILP has a management and leasing agreement with such joint venture with an expiration date of April 13, 2064, pursuant to which HILP was paid approximately $600,000 in 1998. HILP was also paid approximately $452,000 by the joint venture for other services rendered to this property during 1998.

    An affiliate of HILP held an 8.5% interest in the joint venture that owns Five Hundred Boylston in Boston, Massachusetts. HILP has a management and leasing agreement with such joint venture with an expiration date in May 2061, pursuant to which HILP was paid approximately $915,000 in 1998. HILP was also paid approximately $551,000 by the joint venture for other services rendered to this property during 1998.

    An affiliate of HILP holds a $12,926,000 note which is convertible into 903,916 shares of Common Stock at $14.30 per share. During 1998, the Company incurred approximately $790,000 in interest expense on this convertible note.

DEUTSCHE BANK AG

    Deutsche Bank and its affiliates hold $50,000,000 of non-voting 7% Cumulative Preferred Stock of the Company convertible into Common Stock commencing in the year 2000 at a conversion price of $16.50 per share. During 1998, the Company incurred $3,500,000 of dividends payable on this Cumulative Preferred Stock. Dr. Mellinger is a Managing Director of Deutsche Bank.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information with respect to persons known by the Company to be the beneficial owner of 5% or more of the issued and outstanding Common Stock of the Company as of April 9, 1999.

                                                                         BENEFICIAL OWNERSHIP
                                                                      ---------------------------
                                                                       NUMBER OF     PERCENTAGE
NAME AND ADDRESS                                                         SHARES       OF CLASS
--------------------------------------------------------------------  ------------  -------------
PGGM................................................................    45,779,703         35.7%
  P.O. Box 117
  3700 AC Zeist
  The Netherlands

New York State Teachers' Retirement System..........................     6,896,550          5.4%
  10 Corporate Woods Drive
  Albany, NY 12211-2395

    Following are the shares of the Company's Common Stock beneficially owned as of April 9, 1999 (i) by all directors and nominees, (ii) by each of the Named Officers, and (iii) by the directors and executive officers as a group. Except as footnoted, each named individual has sole voting and investment power over the shares listed by that individual's name.

NAME                                                              SHARES(1)     PERCENT(12)
---------------------------------------------------------------  ------------  -------------
Cecil D. Conlee................................................     4,586,210(2)         3.6%
Blake Eagle....................................................        10,349(3)           *
Donald G. Fisher...............................................       539,196(4)           *
Randall A. Hack................................................     2,520,375(5)         2.0
Dr. Karl-Ludwig Hermann........................................        10,000(3)           *
Hans C. Mautner................................................        50,924(3)           *
Dr. Lutz Mellinger.............................................            --            *
John S. Moody..................................................       670,639(6)           *
Craig R. Stapleton.............................................       116,900(7)           *
Michael J.G. Topham............................................        10,349(3)           *
Dick van den Bos...............................................            --            *
Jan van der Vlist..............................................            --            *
William Wilson III.............................................     3,565,707(8)         2.8
Scott M. Dalrymple.............................................       166,000(9)           *
Rodney C. Dimock...............................................       320,019 10)           *
Kevin P. Mahoney...............................................       176,000 11)           *
Thomas A. Nye..................................................       166,000(9)           *
All directors and executive officers as a group
  (24 persons).................................................    17,336,399         13.2

------------------------

*   Less than 1%.

(1) Includes the number of shares of Common Stock into which Units beneficially owned by the persons are redeemable (if the Company elects to issue shares rather than pay cash upon such redemption). Units are redeemable for shares or cash, at the option of the Company. All of the Units beneficially owned by the persons listed below were issued in connection with the Wilson Acquisition. The Units generally are redeemable beginning on December 16, 1999 or upon an earlier "change in control" of the Company. "Change in control" means an event in which either: (i) any person becomes the owner of 25% or more of Cornerstone's voting securities; (ii) directors who constitute the Cornerstone

    Board at the beginning of any two-year period, and any new directors whose election or nomination for election was approved by a vote of at least three quarters of the directors then in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease to constitute a majority; (iii) a merger, consolidation or reorganization in which Cornerstone's voting securities do not continue to represent at least 50% of the surviving entity; or (iv) a reorganization, liquidation, or sale of all or substantially all of Cornerstone's assets.

(2) Shares held by HRE Finance, Inc. Mr. Conlee serves as a director of Hexalon Real Estate, the sole shareholder of HRE Finance, Inc., and shares voting and dispositive power for such shares.

(3) Includes 10,000 shares subject to options currently exercisable.

(4) Includes 226,146 shares (assuming redemption of 226,146 Units) owned jointly with Mr. Fisher's spouse and 313,050 shares (assuming redemption of 313,050 Units) deemed beneficially owned by Mr. Fisher as a result of his control of DDRWJ Investment Company.

(5) Includes 1,538,597 shares owned by Nassau Capital Funds, L.P. and 981,778 shares owned by Nassau Capital Real Estate Partners, L.P. which may be deemed to be beneficially owned by Mr. Hack solely as a result of his position as a member of Nassau Capital L.L.C., the sole general partner of such limited partnerships. Mr. Hack disclaims beneficial ownership of such shares.

(6) Includes 566,666 shares subject to options currently exercisable.

(7) Includes 29,000 shares held by Mr. Stapleton's spouse and 17,000 shares held by Mr. Stapleton as trustee.

(8) Includes (i) 155,568 shares (assuming redemption of 22,845 Units) held by Mr. Wilson as trustee for three trusts for the benefit of his children, (ii) 2,815,332 shares (assuming redemption of 602,697 Units) owned directly by Mr. Wilson, (iii) 294,630 shares (assuming redemption of 294,630 Units) deemed beneficially owned by Mr. Wilson as a result of his control of Wilson Investment Associates, Ltd., and (iv) 225,906 shares (assuming redemption of 225,906 Units) beneficially owned by Mr. Wilson through a family partnership. Does not include 3,191,771 shares (assuming redemption of 3,191,771 Units) which may be deemed beneficially owned by Mr. Wilson as a result of his control of five entities and of which Mr. Wilson may be deemed to share voting and dispositive power with other executive officers of the Company.

(9) Includes 142,000 shares subject to options currently exercisable.

(10) Includes 279,499 shares subject to options currently exercisable.

(11) Includes 152,000 shares subject to options currently exercisable.

(12) Based on 128,210,784 shares issued and outstanding as of April 9, 1999. Assumes that all options exercisable within 60 days that are beneficially owned by the person are exercised and all Units beneficially owned by the person are redeemed for shares of Common Stock. The total number of shares used in calculating this percentage assumes that none of the options beneficially owned by other persons are exercised and none of the Units beneficially owned by other persons are redeemed for shares of Common Stock.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company or written representations from the Company's executive officers, directors and greater than ten percent beneficial owners, all applicable filing requirements of the Company's executive officers and directors were complied with in 1998, except that each of the individuals who became executive officers or directors upon the completion of the Wilson Acquisition, Messrs. Wilson, Fisher, Hack, Van Boven, Hamilton, Moran, Pilch, Paratte and Arce, were late in filing their Form 3s. In addition, Mr. Moran was late in filing a Form 4 to report a purchase of shares of Common Stock.

                             SELECTION OF AUDITORS
                             (ITEM 2 ON PROXY CARD)

    The Audit Committee has recommended and the Board of Directors has selected PricewaterhouseCoopers LLP as independent auditors for the Company for the fiscal year ending December 31, 1999. PricewaterhouseCoopers LLP has audited the accounts of the Company for the fiscal year 1998. This selection is being presented to the stockholders for ratification, although the Board of Directors may terminate the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors without the approval of the stockholders of the Company. The Company has been advised that the representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

                                 OTHER MATTERS
                             (ITEM 3 ON PROXY CARD)

    The Board of Directors does not currently intend to present any matter for action at the Annual Meeting other than the matters described in this Proxy Statement and does not know of any other matter to be brought before the meeting. If any other matter should properly come before the meeting, the persons named in the enclosed proxy will vote in regard thereto according to their discretion, unless otherwise directed in the proxy.

                                     * * *

    Proposals of stockholders of the Company must be received by the Secretary of the Company at its principal office not later than December 28, 1999 in order to be included in the Company's proxy materials for the 2000 Annual Meeting of Stockholders. Any stockholder proposals intended to be presented from the floor at the 2000 Annual Meeting of Stockholders must be received by the Company on or before March 7, 2000 or the persons appointed as proxies may exercise their discretionary voting authority with respect to such stockholder proposal.

    The Company's Annual Report to Stockholders for the year ended December 31, 1998, including audited financial statements, accompanies this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

    Upon written request to Cornerstone Properties Inc., 126 East 56th Street, New York, New York 10022, Attention: Thomas P. Loftus, Secretary, any stockholder may obtain a copy of the Company's Annual Report on Form 10-K filed with the SEC for the year ended December 31, 1998.

                          CORNERSTONE PROPERTIES INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 1999

    The undersigned stockholder of Cornerstone Properties Inc., hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement with respect to the Annual Meeting of Stockholders of Cornerstone Properties Inc. to be held at the Four Seasons Hotel New York, 57 East 57th Street, New York, New York 10022 on Tuesday, May 25, 1999, at 10:00 a.m. (local time), and hereby appoints Kevin P. Mahoney and Thomas P. Loftus, and each of them, proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to vote the Cornerstone Properties Inc. Common Stock of the undersigned at such meeting and any postponements or adjournments of such meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting (and any such postponements or adjournments).

    THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES, FOR PROPOSAL 2 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

/X/ Please mark votes as in this example

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE FOLLOWING PROPOSALS.
1.  To elect fourteen (14) directors:
    NOMINEES: Cecil D. Conlee, Rodney C. Dimock, Blake Eagle, Donald G. Fisher, Randall A. Hack, Dr. Karl-Ludwig Hermann, Hans C. Mautner, Dr. Lutz Mellinger, John S. Moody, Craig R. Stapleton, Michael J.G. Topham, Dick van den Bos, Jan van der Vlist, William Wilson III

    / / FOR all nominees    / / WITHHOLD AUTHORITY to vote for all nominees
    / / _________________________________________________
        FOR ALL NOMINEES EXCEPT AS LISTED ABOVE

2. To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants of the Company for fiscal year 1999.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON MAY 25, 1999. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                                             MARK HERE FOR ADDRESS CHANGE AND
                                             NOTE BELOW / /

                                             Please sign exactly as your name or
                                             names appear hereon. For more than
                                             one owner as shown above, each
                                             should sign. When signing in a
                                             fiduciary or representative
                                             capacity, please give full title.
                                             If this proxy is submitted by a
                                             corporation, it should be executed
                                             in the full corporate name by a
                                             duly authorized officer, if a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.
Signature: __________  Date: __________    Signature: _________  Date: _________